Exhibit 99.1

The LGL Group, Inc. Reports Full Year and Q4 2018 Financial Results

ORLANDO, FL, March 13, 2019 – The LGL Group, Inc. (NYSE MKT: LGL) (the “Company” or “LGL”), announced its financial results for the full year and quarter ended December 31, 2018.

Summary of 2018 Full-Year Financial Results:

•	Revenues of $24.9 million, up 11.0% compared to 2017
•	Net income of $0.30 per share compared to a net income of $0.04 per share in 2017
•	Order backlog improved 49.5% to $17.5 million at December 31, 2018 from $11.7 million at December 31, 2017
•	Adjusted EBITDA was $1,917,000, or $0.39 per share on a diluted basis, compared to $1,041,000, or $0.34 per share on a diluted basis for 2017

Summary of Q4 2018 Financial Results:

•	Revenues of $6.4 million, up 13.7% compared to Q4 2017
•	Net income of $0.05 per share compared to a net loss of ($0.01) per share in Q4 2017
•	Adjusted EBITDA was $449,000 for Q4, 2018, compared to $325,000 for Q4, 2017, both periods having adjusted EBITDA on a diluted basis of $0.09 per share

Commenting on the Company’s 2018 results, Executive Chairman and CEO, Michael J. Ferrantino, Sr. stated, “In 2018 we experienced improvement across all of our metrics, which lined up nicely with the strategic plan we put in place in 2014. Most importantly in 2018 even after increasing revenues by almost $2.5 million, our backlog increased from 2017 by almost 50% to $17.5 million which has set the stage for another increase in revenue in 2019. Our goal is to ramp up shipments by the 3rd quarter so that we can still increase backlog but will get closer to a book to bill ratio of 1.”

Mr. Ferrantino added, “Coming off 2018, our team is excited about our business and with high morale continue down the road of continuous improvement. We remain focused on building products for our customers at the lowest cost, highest reliability, and ensure our company is easy to work with. To that end I once again thank our customers for their business and their faith in us, which they have rewarded with more business.”

Mr. Ferrantino continued, “To our Shareholders, we continue our focus on building shareholder value, and organically the company has delivered growth but unfortunately we have yet to be properly rewarded for our results. I firmly believe if we continue to improve our performance it will be rewarded. We continue to evaluate opportunities to grow through acquisitions, and while our cash position and ability to borrow if necessary is more than adequate, we are talking about your money so we continue to be very cautious; the right one will come along, and in the meantime we are committed to our organic strategy and feel that growth will continue.”

Management will host a conference call today at 4:30 p.m. ET to review the Company's 2018 fourth quarter results. Participants are invited to access the call by dialing (844) 401-3350 (within the United States), or (248) 847-2523 (international callers) approximately fifteen minutes before the conference start time and provide the conference ID 5281628. An investor presentation will be given and the file can be accessed at the following link:

http://www.lglgroup.com/sites/default/files/2019-03/Q4%202018%20LGL%20Earnings%20Call%20Presentation.pdf

About The LGL Group, Inc.

The LGL Group, Inc., through its two principal subsidiaries MtronPTI and PTF, designs, manufactures and markets highly-engineered electronic components used to control the frequency or timing of signals in electronic circuits, and designs high performance frequency and time reference standards that form the basis for timing and synchronization in various applications.

Headquartered in Orlando, Florida, the Company has additional design and manufacturing facilities in Yankton, South Dakota, Wakefield, Massachusetts and Noida, India, with local sales offices in Hong Kong, Sacramento, California and Austin, Texas.

For more information on the Company and its products and services, contact James Tivy at The LGL Group, Inc., 2525 Shader Rd., Orlando, Florida 32804, (407) 298-2000, or visit www.lglgroup.com and www.mtronpti.com.

Caution Concerning Forward Looking Statements

This press release may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21 E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. These forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to us and our current plans or expectations, and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and our future financial condition and results. Certain of these risks and uncertainties are described in greater detail in our filings with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

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Contact:

James Tivy, CFO

The LGL Group, Inc.

jtivy@lglgroup.com

(407) 298-2000

THE LGL GROUP, INC.

Consolidated Statements of Operations

(Dollars in Thousands, Except Shares and Per Share Amounts)

For the year ended December 31,	2018	2017
REVENUES	$24,870	$22,402
Costs and expenses:
Manufacturing cost of sales	15,211	14,661
Engineering, selling and administrative	8,229	7,465
OPERATING INCOME	1,430	276
Total other income (expense), net	140	(57)
INCOME BEFORE INCOME TAXES	1,570	219
Income tax provision	165	102
NET INCOME	$1,405	$117

Weighted average number of shares used in basic EPS calculation	4,748,609	2,929,641
Weighted average number of shares used in diluted EPS calculation	4,875,031	3,035,104
BASIC NET INCOME PER COMMON SHARE	$0.30	$0.04
DILUTED NET INCOME PER COMMON SHARE	$0.29	$0.04

For the quarter ended December 31,	2018	2017
REVENUES	$6,430	$5,657
Costs and expenses:
Manufacturing cost of sales	4,068	3,598
Engineering, selling and administrative	2,056	1,936
OPERATING INCOME	306	123
Total other income (expense), net	(25)	(82)
INCOME BEFORE INCOME TAXES	281	41
Income tax provision	19	72
NET INCOME (LOSS)	$262	$(31)

Weighted average number of shares used in basic EPS calculation	4,825,521	3,681,118
Weighted average number of shares used in diluted EPS calculation	4,951,977	3,790,812
BASIC AND DILUTED NET INCOME (LOSS) PER COMMON SHARE	$0.05	$(0.01)

THE LGL GROUP, INC.

Consolidated Balance Sheets

(Dollars in Thousands)

	December 31, 2018	December 31, 2017
ASSETS
Cash and cash equivalents	$3,002	$13,250
Marketable securities	16,281	3,803
Accounts receivable, net	3,394	3,393
Inventories, net	4,466	3,875
Prepaid expenses and other current assets	242	229
Total Current Assets	27,385	24,550
Property, plant, and equipment, net	2,086	2,179
Intangible assets, net	477	552
Deferred income taxes, net	127	173
Other assets, net	-	101
Total Assets	$30,075	$27,555
LIABILITIES AND STOCKHOLDERS' EQUITY
Total Current Liabilities	2,752	2,627
Total Stockholders' Equity	27,323	24,928
Total Liabilities and Stockholders' Equity	$30,075	$27,555

Reconciliations of GAAP to Non-GAAP Measures

To supplement our consolidated financial statements presented on a GAAP (generally accepted accounting principles) basis, the Company uses certain non-GAAP measures, including Adjusted EBITDA, which we define as net income (loss) adjusted to exclude depreciation and amortization expense, interest income (expense), provision (benefit) for income taxes, stock-based compensation expense and other items we believe are discrete events which have a significant impact on comparable GAAP measures and could distort an evaluation of our normal operating performance. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of the underlying operational results and trends and our marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net earnings or diluted earnings per share prepared in accordance with generally accepted accounting principles in the United States.

Reconciliation of GAAP Income (Loss) Before Income Taxes to Non-GAAP Adjusted EBITDA:

For the period ended December 31, 2018 (in 000's, except shares and per share amounts)	Three Months	Twelve Months
Net income before income taxes	$281	$1,570
Interest income	(1)	(2)
Depreciation and amortization	121	492
Non-cash stock compensation	45	64
Investment loss (income)	3	(203)
Recovery of note receivable	—	(4)
Adjusted EBITDA	$449	$1,917
Basic per share information:
Weighted average shares outstanding	4,825,521	4,748,609
Adjusted EBITDA per share	$0.09	$0.40
Diluted per share information:
Weighted average shares outstanding	4,951,977	4,875,031
Adjusted EBITDA per share	$0.09	$0.39

For the period ended December 31, 2017 (in 000's, except shares and per share amounts)	Three Months	Twelve Months
Net income (loss) before income taxes	$41	$219
Interest (income) expense	(6)	11
Depreciation and amortization	122	642
Non-cash stock compensation	66	88
Impairment of note receivable	102	102
Gain on sale of marketable securities	—	(21)
Adjusted EBITDA	$325	$1,041
Basic per share information:
Weighted average shares outstanding	3,681,118	2,929,641
Adjusted EBITDA per share	$0.09	$0.36
Diluted per share information:
Weighted average shares outstanding	3,790,812	3,035,104
Adjusted EBITDA per share	$0.09	$0.34